                      Amended
                     Form 8-K

                  CURRENT REPORT

Pursuant to Section 13 of 15 (d) of the Securities
               Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2000

            Hemispherx Biopharma, Inc.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

     Delaware           027072                2-0845822
    ----------         --------              -----------
  (State or other     (Commission           (I.R.S.Employer
   jurisdiction of    File Number)          Identification No.)
  incorporation)

1617 JFK Blvd, #660, Philadelphia, Pennsylvania             19104
------------------------------------------------         ----------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (215) 988-0080


                        N/A
-------------------------------------------------------------
Former name or former address, if changed since last report)




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Item 4.   Changes in Registrant's Certifying Accountant.

        On May 3, 2000, KPMG LLP ("KPMG") resigned from the client-auditor relationship with the Registrant. On May 3, 2000, pursuant to the prior decision of Registrant's Board and Audit Committee of the Board of Directors to seek and retain the services of an independent accounting firm other than KPMG, Registrant accepted the resignation of KPMG and confirmed that the client-auditor relationship with the Company had ceased.

        KPMG's reports on the financial statements of Registrant for the fiscal years ended December 31, 1998, and December 31, 1999, did not contain any adverse opinion or any disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Registrant's two most recent fiscal years ending December 31, 1998, and December 31, 1999, and the subsequent interim period through May 3, 2000, there were no "reportable events" as described in Items 304(a)(l)(iv) and (v) of Regulation S-K and no disagreements between the Registrant and KPMG on any matter of accounting principles or practice, financial statement disclosure or auditing scope of procedure which, if not resolved to the satisfaction of KPMG would have caused KPMG to make a reference to the subject matter thereof in connection with its reports.

        On June 5, 2000, Registrant engaged the services of BDO Seidman, LLP as the Registrant's Independent Accountants. As the Independent Accountants, BDO Seidman, LLP will audit the Consolidated Financial Statements and provide other professional services as may be required by the Registrant.

        The Registrant's Board of Directors, with the approval of Registrant's audit committee, authorized the Company to retain the services of BDO Seidman, LLP.

        Incorporated by reference are Form 8-Ks filed by the Registrant with the Securities and Exchange Commission on May 10, 2000, and as amended on May 18 and June 6, 2000, to include the response of former Registrant's Independent Accountants.

        The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange
Commission stating whether or not it agrees with the above statements. A copy of such letter shall be filed as exhibit
(16) to a subsequent form 8K within 10 business days after the date of filing this form 8K.

                   SIGNATURE

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      HEMISPHERX BIOPHARMA,
INC.




Dated:  July 12, 2000                By: / s / W. A. Carter, M.D.
                                     ---------------------------
                                        W. A. Carter, M.D.
                                        Chairman/CEO/President